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                                                                  EXHIBIT 10.1


                          1996 STOCK INCENTIVE PLAN


         This 1996 Stock Incentive Plan of MLC Holdings, Inc., a Delaware corporation (the "Company"), is made effective as of the 1st day of September, 1996.

                                    RECITALS

         WHEREAS, the Company desires to establish a stock incentive program to provide an opportunity for directors, executive officers, independent contractors, key employees, and rank and file employees of the Company to participate in ownership of the Company; and

         WHEREAS, the Company desires that the plan encompass a broad variety of stock compensation alternatives to be governed and administered as hereinafter provided.

                                   ARTICLE 1

                                  STOCK PLANS

         1.1 The 1996 Stock Incentive Plan shall be comprised of the following independent plans, the terms of which are incorporated herein in their entirety:

                 A.       1996 Incentive Stock Option Plan;

                 B.       1996 Nonqualified Stock Option Plan;

                 C.       1996 Outside Director Stock Option Plan; and

                 C. Such other restricted stock and performance-based stock awards and programs as shall be established by the Board of Directors of the Company.

                                   ARTICLE 2

                                 ADMINISTRATION

         2.1 The Stock Incentive Plan shall be administered by a stock incentive committee (the "Stock Incentive Committee" or the "Committee") consisting of not less than two (2) directors who shall each be "disinterested persons" as no member of the Committee shall (i) be eligible to receive awards under the Stock Incentive Plan, or (ii) owe more than 10% of the voting stock of the corporation, or (iii) have been awarded or granted equity securities under the Stock Incentive Plan or any other plan of the Company during the period of one year prior to serving on the Committee except as may be permitted in the SEC's Rule 16b-3. The Board may, from time to time, remove members from or add members to the Committee. Vacancies in the Committee, however caused, shall be filled by the Board. The Committee shall select one of its members chairman and shall hold meetings at such times and places as it may determine. The Committee may appoint a secretary
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and, subject to the provisions of the Stock Incentive Plan and to policies determined by the Board, may make such rules and regulations for the conduct of its business as it shall deem advisable.

         2.2 The Committee shall establish from time to time, subject to the limitations of the Stock Incentive Plan as hereinafter set forth, such rules and regulations, and amendments thereof, as it deems necessary to comply with applicable law and regulation and for the proper administration of the Stock Incentive Plan. Every decision and action of the Committee shall be valid if approved by (i) a majority of the Committee members then in office at a meeting, or (ii) all of the Committee members then in office by unanimous written consent in lieu of meeting.

         2.3 The Committee shall make all determinations as to the persons (including officers and key employees) who in the opinion of the Committee should receive awards. The Committee shall also designate the time or times at which awards are granted, the number of options or other benefits which are to be granted to each person, and the term and price of each option or other benefit. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Stock Incentive Plan or any award.

         2.4 Except for grants that are approved by a majority of the disinterested members of the Stock Incentive Committee, no member of the Stock Incentive Committee will be eligible to participate in the Stock Incentive Plan.

                                   ARTICLE 3

                           PARTICIPATION IN THE PLAN

         3.1 Participation in the Plan shall be limited to those directors, executive officers, independent contractors, key employees, and rank and file employees who, from time to time, shall be designated by the Committee in accordance with Section 2.3 hereof.

                                   ARTICLE 4

                             STOCK SUBJECT TO PLAN

         4.1 There are reserved for issuance under the stock plans included within the Incentive Stock Plan, 155,000 shares of the common stock of MLC Holdings, Inc. ("Reserved Shares").

         4.2 Proceeds of the purchase of Reserved Shares shall be used for the general business purposes of the Company.

         4.3 In the event of reorganization, recapitalization, stock split, stock dividend, stock combination, merger, consolidation, acquisition of property or stock, any change in the capital structure of MLC Holdings, Inc. or similar changes in the common stock of MLC Holdings, Inc., the Committee shall make such adjustments as may be appropriate in the number and kind of





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shares reserved for purchase and in the number, kind and price of shares covered by Options granted but not then exercised; provided, however, that any Options to purchase fractional shares resulting from any such adjustment shall be eliminated.

         4.4 If the Company shall at any time merge or consolidate with or into another corporation and (i) the Company is not the surviving entity, or
(ii) the Company is the surviving entity and the shareholders of the Company are required to exchange their shares of Common Stock for property and/or securities, the holder of each Option will thereafter receive, upon the exercise thereof, the securities and/or property to which a holder of the number of shares of Common Stock then deliverable upon the exercise of such Option would have been entitled upon such merger or consolidation, and the Company shall take such steps in connection with such merger or consolidation as may be necessary to assure that the provisions of this Plan shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the exercise of such Option, provided, however, that under no circumstance shall any Option exercise date be accelerated in contemplation of such action. A sale of all or substantially all the assets of the Company for consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed a merger or consolidation for the foregoing purposes.

                 The surviving entity following any reorganization may at any time, in its sole discretion, tender substitute options as it may deem appropriate. However, in no event may the substitute options entitle the Participant to any fewer shares (or at any greater aggregate price) or any less other property than the Participant would be entitled to under the immediately preceding paragraph upon an exercise of the Options held prior to the substitution of the new option.

         4.5 In the event of the proposed dissolution or liquidation of the Company, the Options granted hereunder shall terminate as of a date to be fixed by the Committee, provided that not less than thirty (30) days prior written notice of the date so fixed shall be given to the Participant, and the Participant shall have the right, during the period of thirty (30) days preceding such termination, to exercise his Options.

                                   ARTICLE 5

                   AMENDMENTS AND DISCONTINUANCE OF THE PLAN

         5.1 The Committee shall have the right at any time and from time to time to amend, suspend, or terminate the Plan provided that, except as provided in Section 4.3, no such amendment, suspension, or termination shall
(i) revoke or alter the terms of any valid Option previously granted in accordance with this Plan; (ii) increase the number of shares to be reserved for issuance of Options; (iii) change the class of eligible employees to whom Options may be granted under this Plan; (iv) extend the term of the Plan beyond five (5) years or provide for options exercisable more than two (2) years after the date granted; (v) permit any member of the Committee to be eligible as a Participant; or (vi) otherwise materially modify the Plan, except as





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provided herein or as necessary to comply with applicable law, without
Shareholder approval.

         5.2 This Plan shall terminate at midnight on September 1, 2006. Options outstanding at the termination of the Plan shall not be affected by such termination.

                                   ARTICLE 6

                            MISCELLANEOUS PROVISIONS

         6.1 The Plan shall be construed, whenever possible, to be in conformity with the requirements of all applicable federal law, including without limitation the SEC's Rule 16b-3, as amended effective August 15, 1996. To the extent not in conflict with the preceding sentence, the Plan shall be construed, administered and governed in all respect under and by the laws of the State of Delaware, except where preempted by federal law.

         6.2 If any provision of the Plan is held invalid or unenforceable, the invalidity or unenforceability shall not affect any other provisions and the Plan shall be construed and enforced as if those provisions had not been included.

         6.3 This Plan shall be binding upon heirs, executors, administrators, successors and assigns of all parties hereto, present and future.

         6.4 The Plan shall not be deemed to constitute a contract between any employee and the Company. Nothing in the Plan shall give any employee the right to be retained in the employ of the Company, and all employees shall remain subject to discharge, discipline or layoff to the same extent as if the Plan had not been put into effect.

         6.5 In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorney's fees actually and necessarily incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit, or proceeding that such Committee member is liable for negligence or misconduct in performance of his duties; provided that within 60 days after institution of any such action, suit, or proceeding a Committee member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

         6.6 Any Option Agreement shall provide the employee shall upon each exercise of a part or all of the option granted represent a warrant that his purchase of stock pursuant to such





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option is for investment only, and not with the view of distribution involving a public offering unless such shares are provided for in such public offering or such shares are registered. At any time the Board may waive the requirement of such provision and any option agreement entered into under this Plan.





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